UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 25, 2009

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Kansas Street, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

In resolution of certain previously-disclosed disputes that have arisen between International Rectifier Corporation (the “Company”) and Vishay Intertechnology, Inc., (“Vishay”) in connection with the April 1, 2007 sale by the Company of its Power Control Systems business (“PCS Business”) to Vishay, on June 25, 2009, the Company and Vishay entered into a Confidential Settlement Agreement and Release, Amendment No. 1 to Transition Buy Back Die Supply Agreement, Amendment No. 2 to Technology License Agreement, Amendment No. 7 to Master Purchase Agreement, and Amendment No. 3 to Asset Purchase Agreement (the “Settlement Agreement”).

Settlement Payments, Release of Escrow

Pursuant to the Settlement Agreement, in settlement of certain claims made by Vishay against the Company related to the sale of the PCS Business, the Company paid to Vishay an aggregate amount equal to $30,000,000.  Under the Settlement Agreement, the Company paid to Vishay an additional $498,542 in respect of Vishay’s payment of certain quality claims relating to products of the PCS Business manufactured prior to the Closing Date.  The Settlement Agreement also provides for the release to the Company of all funds held in an escrow account established in connection with the sale of the PCS Business, other than $1,000,000, which the Company and Vishay agreed will be retained in the escrow account solely for the purpose of securing future indemnification obligations of the Company to Vishay for certain warranty or product liability matters under the definitive agreements for the sale of the PCS Business (as amended, the “Purchase Agreements”).  Under the Settlement Agreement, the Company and Vishay are required, no later than June 25, 2010, to provide joint instructions to the escrow agent to pay to the Company any amounts remaining in the escrow fund (less any escrow taxes and the aggregate amount of any then-outstanding indemnification claims).

Releases

The Settlement Agreement further provides that Vishay, on behalf of itself and its affiliates and certain related persons (collectively, the “Vishay Releasing Persons”), released the Company and its affiliates and certain related persons (collectively, the “IR Released Persons”), from all past, present, and future claims, liabilities or obligations, of any kind whatsoever, that the Vishay Releasing Persons had in connection with the sale of the PCS Business, except for certain specified unreleased matters.  The unreleased matters are limited to specified claims (and only to the extent available pursuant to the Purchase Agreements and ancillary agreements) relating to (i) the supply, sale or shipment of goods and services by the Company to Vishay in the ordinary course of business since January 1, 2008, (ii) certain continuing obligations under the Purchase Agreements and ancillary agreements and (iii) certain known claims identified on a schedule to the Settlement Agreement (collectively, the “Vishay Unreleased Matters”).  Vishay represented and warranted to the Company that it was not aware of any fact, circumstance or event that would (or is likely to) result in a claim against any IR Released Person based on any of the Vishay Unreleased Matters other than specified claims set forth on a schedule to the Settlement Agreement and, subject to certain exceptions described below, the Company shall not have any liability to Vishay for any pending or threatened claims based on any of the Vishay Unreleased Matters (other than certain claims identified on a schedule to the Settlement Agreement) about which Vishay or any of its employees or certain representatives had knowledge.  The Company has agreed to indemnify Vishay for product liability claims that are otherwise not disclosed in the Settlement Agreement, but only to the extent such claims are available to Vishay pursuant to the Purchase Agreements and subject to the limitations provided in the Settlement Agreement.

The Company, on behalf of itself and its affiliates and certain related persons (collectively, the “IR Releasing Persons”) similarly released Vishay and its affiliates and certain related persons (collectively, the “Vishay Released Persons”) from all past, present, and future claims, liabilities or obligations, of any kind whatsoever, that the IR Releasing Persons had in connection with the sale of the PCS Business, except for certain unreleased matters relating to (i) the supply, sale or shipment of goods and services by Vishay to the Company in the ordinary course of business since January 1, 2008 and (ii) certain continuing obligations under the Purchase Agreements and ancillary agreements (the “IR Unreleased Matters”).  The Company also similarly represented and warranted to Vishay that it was not aware of any fact, circumstance or event that would (or is likely to) result in a claim against any Vishay Released Person based on any of the IR Unreleased Matters other than specified claims set forth on a schedule to the Settlement Agreement, and agreed that Vishay shall not have any liability to the Company for any pending or threatened claims based on any of the IR Unreleased Matters (other than certain known claims identified on a schedule to the Settlement Agreement) about which the Company or any of its employees or certain representatives had knowledge.

Subject to certain limitations and exceptions contained in the Settlement Agreement, the Company and Vishay each agreed not to make or encourage disparaging communications concerning the other party or its respective products and services, and to keep the contents of the Settlement Agreement confidential.

Amendments to Transaction Agreements

The Settlement Agreement also provides for the amendment of certain provisions of the Master Purchase Agreement and other transaction documents entered into in connection with the sale of the PCS Business.

Master Purchase Agreement

The Settlement Agreement amends certain provisions of the Master Purchase Agreement between the Company and Vishay, dated as of November 8, 2006, as amended by First Amendment dated January 23, 2007, Amendment dated March 28, 2007, Amendment Agreement No. 3 and Waiver Agreement No. 1 dated as of March 30, 2007, Amendment No. 4 dated as of May 1, 2007, Amendment No. 5 dated as of May 22, 2007, and Amendment No. 6 dated as of June 29, 2007 (as so amended, the “Master Purchase Agreement”).  The Settlement Agreement, among other things, amended the covenant not to compete to provide that the Company and its affiliates are not prohibited from designing, developing, manufacturing or selling (i) MOSFETs and diodes for certain heavy industrial, high-reliability uses that meet the specifications set forth in the Settlement Agreement, subject to certain restrictions, and (ii) planar silicon MOSFETs greater than 200 volts and silicon diodes (rectifiers) that meet certain specifications contained in the Settlement Agreement, subject to certain restrictions.  The amendment also extended the date by which Vishay will be obligated to pay the Company the balance, if any, of certain profit sharing amounts previously retained to cover specified employee and tax matters.

Transition Buy Back Die Supply Agreement

The Transition Buy Back Die Supply Agreement between Vishay and the Company dated as of April 1, 2007 (the “Die Supply Agreement”) was amended (i) to provide additional terms pursuant to which the Company may purchase from Vishay planar silicon MOSFETS greater than 200 volts and silicon diodes (rectifiers) and (ii) to extend the term of the Die Supply Agreement until 2014 with respect to those products.

Technology License Agreement

The Settlement Agreement also amended the Technology License Agreement between Vishay and the Company dated as of April 1, 2007, as amended by Amendment No. 1 dated June 27, 2008 (as so amended, the “Technology License Agreement”) such that the Company is required to license to Vishay certain new planar silicon MOSFET and silicon diode (rectifier) technologies, if any, subsequently developed by the Company, including all such technology designed, developed, manufactured or sold by the Company between April 1, 2009 and March 31, 2014, subject to certain specified exclusions.  In addition, Vishay represented and warranted that the technology related to Gen 3, Gen 6 and Gen 9 referred to in the Technology License Agreement had been fully transferred to Vishay prior to the date of the Settlement Agreement and that the Company has no further obligations to Vishay with respect to the transfer of such technologies under the Technology License Agreement.

Asset Purchase Agreement

The Settlement Agreement also amended Section 1 of Schedule 1.1(a)(iii) of the Asset Purchase Agreement dated November 8, 2006, as amended by Amendment Agreement No. 3 and Waiver Agreement No. 1 dated as of March 30, 2007 and further amended by that letter agreement dated January 8, 2009 (as so amended, the “Asset Purchase Agreement”), which schedule sets forth the certain transferred intellectual property, to include patents and patent applications previously transferred to Vishay as part of the sale of the PCS Business.

Additional Provisions

Pursuant to the Settlement Agreement, the Company agreed to certify to Vishay on an annual basis compliance with certain provisions of the Settlement Agreement, including the amendments to the Die Supply Agreement described above and certain provisions of the covenant not to compete contained in the Master Purchase Agreement.

The Settlement Agreement contains customary representations and warranties that the Company and Vishay have made to each other as of the date of the Settlement Agreement.  The representations and warranties were made solely for the benefit of the parties to the Settlement Agreement and should not be relied on by any other person except as specified in the

Settlement Agreement.  In addition, the assertions embodied in such representations and warranties have been qualified by information in confidential disclosure schedules that the parties exchanged in connection with signing the Settlement Agreement.

Item 7.01.           Regulation FD Disclosure.

On July 1, 2009, the Company issued a press release announcing the execution of the Settlement Agreement and also announcing that the Company expects to report a pretax gain for the fourth fiscal quarter ending June 28, 2009 in excess of $85 million due to recognition of the gain on the sale of the PCS Business that had been deferred due to the previous uncertainties now resolved in the settlement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section.  This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report.  The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Cautionary Information Regarding Forward-Looking Statements

This Current Report on Form 8-K and the press release attached as Exhibit 99.1 contain some statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate.  These forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate”, “believe”, “estimate”, “expects” and similar expressions.  Forward-looking statements are subject to a number of uncertainties and risks, and actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the Company’s control.  Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the material weaknesses in the Company’s internal control over financial reporting that the Company has identified that could impact its ability to report its results of operations and financial condition accurately and in a timely manner and the extensive work remaining to remedy these material weaknesses in the Company’s internal control over financial reporting; and other uncertainties disclosed in the Company’s reports filed with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q.  Additionally, to the foregoing factors should be added the financial, market, supply disruption and other ramifications of terrorist actions and natural disasters.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.           Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description

99.1	Press release dated July 1, 2009 entitled: “International Rectifier Announces Settlement with Vishay Intertechnology, Inc.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 1, 2009	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
Timothy E. Bixler
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 1, 2009 entitled: “International Rectifier Announces Settlement with Vishay Intertechnology, Inc.”